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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of Southwest Bancorporation of Texas, Inc. on Form S-4 (File 333-70525) of our report dated February 10, 1998, on our audits of the consolidated financial statements of Southwest Bancorporation of Texas, Inc. and our report, which includes an explanatory paragraph for the change in method of accounting for mortgage servicing rights, dated May 5, 1998, on our audits of the consolidated financial statements of Fort Bend Holding Corp., which reports are included in the annual reports on Form 10-K of Southwest Bancorporation of Texas, Inc. and Fort Bend Holding Corp., respectively. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data."

                                               PricewaterhouseCoopers LLP



Houston, Texas
February 3, 1999